UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2019

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Sixth Street, Suite 308 B Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2019, the Board of Directors of FISION Corporation, a Delaware corporation (“FISION”) appointed Laurence Mascera, age 51, as Chief Operating Officer and as a director of FISION to serve on its Board of Directors until the next regular meeting of shareholders or until his successor is elected. Mr. Mascera’s past corporate experience includes many years serving as a key executive in the area of technology and operations for leading public companies.

Mr. Mascera is currently a partner of Capital Market Solutions, an advisory firm specializing in capital formation, transformation initiatives and financial strategies for public and private companies.   Prior he was President and Chief Operating Officer of Continuity Logic, LLC.

Mr. Mascera was previously employed by Toronto Dominion (TD) Bank Group where he was responsible for Technology across Investment Banking & Client Relationship Management.  Before TD Bank, he served as Global Head of Sales & Investment Banking Technology at Barclays PLC overseeing all Client Management, Profitability, Sales Analytics, and Trade Capture platforms.  Previously he served as Chief Administrative officer and Executive Committee member of Broadpoint Gleacher Securities Group.  Earlier in his career, Mr. Mascera was the Global Head of Institutional Sales Technology at Merrill Lynch as well as Global Head of Institutional Sales & Investment Banking Technology at Société General.  Mr. Mascera started his career at Painewebber.

As of April 15, 2019, the company’s Board of Directors will be comprised of four members, with one serving as an independent director under the rules of FINRA, the SEC, and all national stock exchanges.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION
(Registrant)

Dated: April 18, 2019	By:	/s/ Daniel Dorsey
Daniel Dorsey Chief Financial officer

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